EXHIBIT 23.1

National Presto Industries, Inc.

Eau Claire, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-220280) of National Presto Industries, Inc. of our reports dated March 16, 2021, relating to the consolidated financial statements and schedule, and the effectiveness of National Presto Industries, Inc.’s internal control over financial reporting, which appear in the Annual Report, on Form 10-K.

/s/ BDO USA, LLP

Milwaukee, Wisconsin

March 16, 2021